SCHUMACHER & ASSOCIATES, INC.
Certified Public Accountants
12835 East Arapahoe Road, Tower II, Suite 110-B
Englewood, CO 80112
(303)-792-2466  FAX (303)-792-2467


July 2, 1997

Securities and Exchange Commission
Washington D.C. 20549

Re:  WorldPort Communications, Inc.
     Form 8-K
     June 20, 1997

Dear Madam/Sir:

We agree with the representations made in "Item 4, Change in Registrant's Certifying Accountant".

If we can provide you any additional information please do not hesitate to let us know.

Sincerely


/s/Mick Schumacher
Mick Schumacher
President